****** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ******  Page 5

MLCC Mortgage Investors, Inc.                                                 Current Collection Period:  17-Aug-96 to 16-Sep-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1        P & S Agreement Date:                     01-Apr-96
                                        CURRENT PASS-THROUGH RATES:
Investor Certificates, Series 1996-1    LIBOR + 0.23%   5.66750%              Original Closing Date:                    02-May-96
                                                                              Distribution Date:                        25-Sep-96
NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURRED SINCE THE PRIOR DISTRIBUTION DATE.                                   16-Sep-96
                          30   Less than- Accrual Days          Investor Floating Allocation Percentage                 90.379519%
LIBOR    5.43750%    8.99480%  Less than- Net Loan Rate         Investor Fixed Allocation Percentage                    98.000000%
WAC      9.49480%    8.89480%  Less than- Alternate Certificate Rate
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
 1       Beginning Pool Balance                                                     (P&S 4.01xx, 5.03xii)        314,768,563.13
 2       Beginning Pool Factor                                                                                       108.345785%
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 3       Beginning Invested Amount                                                  (P&S 4.01xxi)                284,486,314.52
 4       Beginning Seller Interest                                                                                30,282,248.61
 5       Beginning Certificate Principal Balance (INSURED AMOUNT)                   (P&S 4.01xxix)               284,486,314.52
 6       Beginning Overcollateralization Amount                                                                            0.00
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 7       Minimum Seller Interest                                                                                   5,811,204.77
 8       Required Amount                                                            (P&S  4.01xxii, 5.03x)         5,810,444.10
 9       Seller Subordinated Amount                                                 (P&S 4.01xxiii, 5.03xi)        5,810,444.10
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         COLLECTION AMOUNTS
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10       Aggregate of all Trust Interest Collections                                (P&S 4.01i )                   2,267,890.92
11       Aggregate of all Trust Principal Collections                               (P&S 4.01ii )                 20,271,792.51
12       Aggregate of any Trust Insurance Proceeds                                  (P&S 4.01iii )                         0.00
13       Aggregate of any Net Trust Liquidation Proceeds                            (P&S 4.01iv)                           0.00
14       Aggregate of Transfer Deposits                                             (P&S 4.01v)                            0.00
15       Monthly Advance For Such Distribution Date                                 (P&S 4.01vi, 5.03xv)             126,244.27
16 i.    Available Distribution Amount (10+11+12+13+14+15)                          (P&S 4.01vii)                 22,665,927.70
   ii.   Distribution to Trustee                                                                                   2,890,481.35
17       Monthly Advance Reimbursement Amount                                       (P&S 4.01viii)                         0.00
18       Investor Loss Amount                                                       (P&S 4.01xviii)                        0.00
19       Current Investor Loss Distribution Amount                                                                         0.00
20       Current Month Additional Balances                                          (P&S 4.01xxvii)               19,775,446.35
21       Available Excess Interest (10+15-24i-25ii-26ii)                                                             796,495.53
22       Liquidation Loss Amounts                                                                                          0.00
23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)              (P&S 4.01xviii)                        0.00
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         DISTRIBUTION AMOUNTS
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24 i.    Total Amount to Certificate Insurer                                                                          23,707.19
   ii.   Monthly Insurance Premium                                                                                    23,707.19
   iii.  Reimbursement Amount                                                       (P&S 4.01xxx)                          0.00

25 i.    Investor Certificate Distribution Amount (25v+25x)                         (P&S 5.03i)                    1,839,951.32
   ii.   Certificate Formula Interest                                               (P&S 4.01xi)                   1,343,605.16
   iii.  Certificate Interest Collections                                           (P&S 4.01x)                    2,163,807.88
   iv.   Unpaid Certificate Interest Shortfall Included in 25i                      (P&S 4.01xiii)                         0.00
   v.    Total Certificate Distribution Allocable to Interest (25ii+25iv)                                          1,343,605.16
   vi.   Maximum Principal Payment                                                  (P&S 4.01xvii)                19,866,356.66
   vii.  Alternative Principal Payment                                              (P&S 4.01xvii)                   496,346.16
   viii. Scheduled Principal Collections Payment                                    (P&S 4.01xvii)                   496,346.16
   ix.   Accelerated Principal Distribution Amount                                  (P&S 4.01xvi)                          0.00
   x.    Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                      496,346.16

26 i.    Seller Distribution Amount                                                                                1,026,822.84
   ii.   Seller Interest Collections (10+15-19-25iii)                               (P&S 4.01xv)                     230,327.31
   iii.  Residual Amount included in 26i                                            (P&S 4.01xxxi)                   796,495.53
   iv.   Seller Principal Collections (11-25viii)                                   (P&S 4.01xv)                           0.00
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27       Unpaid Certificate Interest Shortfall Due (From Previous Distributions)    (P&S 4.01xii)                          0.00
28       Investor Loss Reduction Amount (From Previous Distributions)               (P&S 4.01xix)                          0.00
29       Liquidation Loss Amounts (From Previous Distributions)                     (P&S 4.01 xxxvi)                          0
30       Cumulative Number of all Retransferred Mortgage Loans
          (From Previous Distributions)                                             (P&S 4.01xxxvii, 5.03xx)                  0
31       Cumulative Retransferred Mortgage Loan Trust Balances
          (From Previous Distributions)                                             (P&S 4.01xxxvii, 5.03xx)               0.00
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32       Unpaid Certificate Interest Shortfall (Carryover)                          (P&S 4.01xiv)                          0.00
33       Number of all Retransferred Mortgage Loans (Current Retransfer Date)       (P&S 4.01xxxvii, 5.03xx)                  0
34       Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)       (P&S 4.01xxxvii, 5.03xx)               0.00
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35       Ending Pool Balance                                                        (P&S 5.03xii)                314,272,216.97
36       Ending Pool Factor                                                         (P&S 4.01xxv, 5.03ix)            108.174939%
37       Ending Invested Amount                                                                                  283,989,968.36
38       Ending Seller Interest                                                     (P&S 4.01xxvi)                30,282,248.61
39       Ending Certificate Principal Balance (INSURED AMOUNT)                      (P&S 4.01xxv, 4.01xxix)      283,989,968.36
40       Ending Overcollateralization Amount                                        (P&S 4.01xxiv, 5.03xiii)               0.00
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

****** SERVICING CERTIFICATE AND  STATEMENT TO CERTIFICATEHOLDERS ******  Page 6

MLCC Mortgage Investors, Inc.                                                 Current Collection Period:  17-Aug-96 to 16-Sep-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1        P & S Agreement Date:                     01-Apr-96
                                        CURRENT PASS-THROUGH RATES:
Investor Certificates, Series 1996-1    LIBOR + 0.23%   5.66750%              Original Closing Date:                    02-May-96
                                                                              Distribution Date:                        25-Sep-96
NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURRED SINCE THE PRIOR DISTRIBUTION DATE.                                   16-Sep-96
                          30   Less than- Accrual Days          Investor Floating Allocation Percentage                 90.379519%
LIBOR    5.43750%    8.99480%  Less than- Net Loan Rate         Investor Fixed Allocation Percentage                    98.000000%
WAC      9.49480%    8.89480%  Less than- Alternate Certificate Rate
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   Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)
41 i.    Total Certificate Distribution Amount Allocable to Interest                     (P&S 5.03ii)                    4.719189
   ii.   Unpaid Certificate Interest Shortfall Included in Current Distribution          (P&S 5.03iii)                   0.000000
   iii.  Unpaid Certificate Interest Shortfall Remaining after Current Distribution
          (Carryover)                                                                    (P&S 5.03iv)                    0.000000

42 i     Total Certificate Distribution Allocable to Principal                           (P&S 5.03v)                     1.743333
   ii.   Scheduled Principal Collections Payment                                         (P&S 5.03v)                     1.743333
   iii.  Accelerated Principal Distribution Amount                                       (P&S 5.03v)                     0.000000

43 i     Reimbursed Investor Loss Reduction Amounts Included in Current Distribution     (P&S 5.03vi)                    0.000000
   ii    Investor Loss Reduction Amounts after Current Distribution (Carryover)          (P&S 5.03vii)                   0.000000

44       Servicing Fee                                                                   (P&S 5.03xiv)                 133,668.84
45       Cumulative Monthly Advance by Servicer                                                                      1,292,239.66
46       Amount of Insured Payments by the Certificate Insurer                           (P&S 5.03xix)                       0.00

47 i.    Number of Mortgage Loans 31 to 60 days delinquent                               (P&S 4.01xxxii,  5.03xvi)             42
   ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent         (P&S 4.01xxxii,  5.03xvi)   2,761,238.06
48 i.    Number of Mortgage Loans 61 to 90 days delinquent                               (P&S 4.01xxxii,  5.03xvi)              7
   ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent         (P&S 4.01xxxii,  5.03xvi)     357,643.30
49 i.    Number of Mortgage Loans 91 or more days delinquent                             (P&S 4.01xxxii,  5.03xvi)              7
   ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent       (P&S 4.01xxxii,  5.03xvi)     468,949.50
50 i.    Number of Mortgage Loans in Foreclosure                                         (P&S 4.01xxxiii, 5.03xvii)             1
   ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure                   (P&S 4.01xxxiii, 5.03xvii)     50,009.11

51       Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed       (P&S 4.01xxxiv,  5.03xviii)         0.00
52       The Aggregate Trust Balances of any Liquidated Loans in the Current Month       (P&S 4.01xxxv)                      0.00
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